Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 346 (Insured), Maryland Trust 131 and New York Trust 222:

We consent to the use of our report dated February 6, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

February 6, 2003